Exhibit 99.1

City Office REIT Reports First Quarter 2018 Results

VANCOUVER—May 4, 2018—City Office REIT, Inc. (NYSE: CIO) (the “Company” or “City Office”), today announced its results for the quarter ended March 31, 2018.

First Quarter Highlights

•	GAAP net income attributable to common stockholders was approximately $45.2 million, or $1.24 per fully diluted share, Core FFO was approximately $10.3 million, or $0.28 per fully diluted share, and AFFO was approximately $6.7 million, or $0.18 per fully diluted share;

•	In-place occupancy closed the quarter at 88.3%; the Company executed approximately 130,000 square feet of new and renewal leases during the quarter;

•	Completed the $86.5 million disposition of the Washington Group Plaza property in Boise, Idaho, resulting in a net gain on sale of $47.0 million;

•	Replaced the existing secured credit facility with a new, larger unsecured revolving credit facility (the “Unsecured Credit Facility”). The new facility has an authorized amount of $250 million with an accordion feature allowing for potential borrowing capacity of up to $500 million;

•	Same Store Cash NOI decreased 1.4% for the first quarter 2018, as compared to the first quarter 2017. Same store revenue increased 0.9%, which was offset by increased property operating expenses;

•	Declared a first quarter dividend of $0.235 per share of common stock, paid on April 25, 2018; and

•	Declared a first quarter dividend of $0.4140625 per share of Series A Preferred Stock, paid on April 25, 2018.

Highlights Subsequent to Quarter End

•	Closed on the acquisition of a two-building, 271,782 square foot property in Phoenix, Arizona for $56.5 million (“Pima Center”).

“Our first quarter results tracked to our expectations and we continue to be upbeat about our prospects for 2018,” commented James Farrar, the Company’s Chief Executive Officer. “We executed the disposition of Washington Group Plaza as expected for a significant gain, and subsequent to quarter end, we added the desirable Scottsdale, Arizona submarket to our portfolio with the acquisition of Pima Center.”

“We continue to be focused on leasing the attractive blocks of vacant space within our portfolio and executing the value-enhancing renovation programs we have planned. Occupancy increased 60 basis points quarter over quarter including a healthy 130,000 square feet of new and renewal leasing, and we expect to continue progressing towards our occupancy targets.”

A reconciliation of certain non-GAAP financial measures, including FFO, Core FFO, AFFO, NOI, Same Store Cash NOI and Adjusted Cash NOI, to the most directly comparable GAAP financial measure can be found at the end of this release.

Portfolio Operations

The Company reported that its total portfolio as of March 31, 2018 contained 4.6 million net rentable square feet and was 88.3% occupied.

City Office’s NOI was approximately $19.9 million, or approximately $18.5 million on an adjusted cash basis, during the first quarter of 2018. NOI for the quarter benefited from $1.0 million of termination fee income, of which $0.9 million is related to the previously announced tenant departure at our Sorrento Mesa property.

Same Store Cash NOI decreased 1.4% as compared to the first quarter of 2017. Same store revenue increased 0.9%, which was offset by increased property operating expenses.

Investment and Disposition Activity

Subsequent to the end of the first quarter, the Company completed the previously announced acquisition of Pima Center for a purchase price of $56.5 million, exclusive of closing costs. Pima Center is a 271,782 square foot, Class A multi-tenant property in the Scottsdale submarket of Phoenix. The acquisition is anticipated to generate an initial full-year net operating income yield of approximately 8.3%. The property’s location in the Scottsdale submarket, excellent freeway frontage and access, large functional floorplates and high parking ratio have helped to attract high quality credit tenants to the property. Pima Center was 99% occupied at close and is situated on a long-term ground lease with over 70 years of remaining term.

As previously announced, the disposition of our Washington Group Plaza property in Boise, Idaho closed in March 2018 for a net gain on sale of $47.0 million and a disposition cap rate of 5.8% of in-place income at the time the property was placed under contract for sale.

Leasing Activity

The Company’s total leasing activity during the first quarter of 2018 was 130,000 square feet, which included 78,000 square feet of new leasing and 52,000 square feet of renewals. 91,000 square feet of leases signed within the quarter will commence subsequent to quarter end. Of note, we executed seven new leases at our Park Tower property, for approximately 26,000 square feet.

New Leasing – New leases were signed with a weighted average lease term of 6.3 years at a weighted average annual rent per square foot of $26.00 and at a weighted average cost of $5.44 per square foot per year.

Renewal Leasing – Renewal leases were signed with a weighted average lease term of 4.7 years at a weighted average annual rent per square foot of $27.32 and at a weighted average cost of $5.81 per square foot per year.

Capital Structure

As of March 31, 2018, the Company had total principal outstanding debt of approximately $427.8 million. 100% of the Company’s outstanding debt was fixed rate, with a weighted average maturity of 6.8 years and a weighted average interest rate of 4.2%.

The Company replaced its secured credit facility with the new Unsecured Credit Facility. The Unsecured Credit Facility increases the Company’s borrowing capacity to $250 million and contains an accordion feature allowing for potential borrowing capacity of up to $500 million, subject to certain terms and conditions. The Unsecured Credit Facility has a maturity date of March 2022 and provides for one twelve-month extension option. Borrowings under the Unsecured Credit Facility bear interest on the outstanding principal at LIBOR plus 1.40% to 2.25% depending on total leverage.

The Company did not issue or repurchase any shares during the quarter.

Dividends

On March 21, 2018, the Company’s board of directors approved and the Company declared a cash dividend of $0.235 per share of the Company’s common stock for the three months ended March 31, 2018. The dividend was paid on April 25, 2018 to common stockholders and unitholders of record as of April 11, 2018.

On March 21, 2018, the Company’s board of directors approved and the Company declared a cash dividend of $0.4140625 per share of the Company’s 6.625% Series A Preferred Stock. The dividend was paid on April 25, 2018 to preferred stockholders of record as of April 11, 2018.

Webcast and Conference Call Details

City Office’s management will hold a conference call at 11:00 am Eastern Time on May 4, 2018.

The webcast will be available under the “Investor Relations” section of the Company’s website at www.cityofficereit.com. The conference call can be accessed by dialing 1-866-262-0919 for domestic callers and 1-412-902-4106 for international callers.

A replay of the call will be available later in the day on May 4, 2018, continuing through 11:59 pm

Eastern Time on August 4, 2018 and can be accessed by dialing 1-877-344-7529 for domestic callers and 1-412-317-0088 for international callers. The passcode for the replay is 10119510. A replay will also be available for twelve months following the call at “Webcasts & Events” in the “Investor Relations” section of the Company’s website.

A supplemental financial package to accompany the discussion of the results will be posted on www.cityofficereit.com under the “Investor Relations” section.

Non-GAAP Financial Measures

Funds from Operations (“FFO”) – The National Association of Real Estate Investment Trusts (“NAREIT”) states FFO should represent net income or loss (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments of unconsolidated partnerships and joint ventures, gains or losses on the sale of property and impairments to real estate.

The Company uses FFO as a supplemental performance measure because the Company believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. In addition, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance.

Core Funds from Operations (“Core FFO”) – We calculate Core FFO by using FFO as defined by NAREIT and adjusting for certain other non-core items. We also exclude from our Core FFO calculation acquisition costs, loss on early extinguishment of debt, changes in the fair value of the earn-out, changes in fair value of contingent consideration, and the amortization of stock based compensation.

We believe Core FFO provides a useful metric in comparing operations between reporting periods and in assessing the sustainability of our ongoing operating performance. Other equity REITs may calculate Core FFO differently or not at all, and, accordingly, the Company’s Core FFO may not be comparable to such other REITs’ Core FFO.

Adjusted Funds from Operations (“AFFO”) – We compute AFFO by adding to Core FFO the non-cash amortization of deferred financing fees and non-real estate depreciation, and then subtracting cash paid for recurring tenant improvements, leasing commissions, and capital expenditures, and eliminating the net effect of straight-line rents, deferred market rent and debt fair value amortization. Recurring capital expenditures exclude development / redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We exclude first generation leasing costs within the first two years of our initial public offering or acquisition, which are generally to fill vacant space in properties we acquire or were planned at acquisition. We have further excluded all costs associated with tenant improvements, leasing commissions and capital expenditures which were funded by the entity contributing the properties at closing.

Along with FFO and Core FFO, we believe AFFO provides investors with appropriate supplemental information to evaluate the ongoing operations of the Company. Other equity REITs may calculate AFFO differently, and, accordingly, the Company’s AFFO may not be comparable to such other REITs’ AFFO.

Net Operating Income (“NOI”), Adjusted Cash NOI – We define NOI as total revenues less property operating expenses. We define Adjusted Cash NOI as NOI less the effect of recurring straight-line rents, deferred market rent, and any amounts which are funded by the selling entities.

We consider NOI and Adjusted Cash NOI to be appropriate supplemental performance measures to net income because we believe they provide information useful in understanding the core operations and operating performance of our portfolio.

Same Store Cash Net Operating Income (“Same Store Cash NOI”) – Same Store Cash NOI is calculated as the NOI attributable to the properties continuously owned and operated for the entirety of the reporting periods presented. The Company’s definition of Same Store Cash NOI excludes properties that were not stabilized during both of the applicable reporting periods. These exclusions may include, but are not limited to, acquisitions, dispositions and properties undergoing repositioning or signification renovations.

We believe Same Store NOI is an important measure of comparison because it allows for comparison of operating results of stabilized properties owned and operated for the entirety of both applicable periods and therefore eliminates variations caused by acquisitions, dispositions or repositionings during such periods. Other REITs may calculate Same Store Cash NOI differently and our calculation should not be compared to that of other REITs.

Forward-looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current beliefs as to the outcome and timing of future events. There can be no assurance that actual forward-looking statements, including projected capital resources, projected profitability and portfolio performance, estimates or developments affecting the Company will be those anticipated by the Company. Examples of forward-looking statements include those pertaining to expectations regarding our financial performance, including under metrics such as NOI and FFO, market rental rates, national or local economic growth, estimated replacement costs of our properties, the Company’s expectations regarding run-rate, pro forma and future dividend coverage on a Core FFO and AFFO basis, the Company’s expectations regarding tenant occupancy, re-leasing periods, projected capital improvements, expected sources of financing, expectations as to the timing of closing of acquisitions, dispositions, or other transactions, the expected operating performance of the Company’s current properties and anticipated near-term acquisitions and descriptions relating to these expectations, including, without limitation, the anticipated net operating income yield and cap rates. Forward-looking statements presented in this press release are based on management’s beliefs and assumptions made by, and information currently available to, management.

Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “hypothetical,” “continue,” “future” or other similar words or expressions. All forward-looking statements included in this press release are based upon information available to the Company on the date hereof and the Company is under no duty to update any of the forward-looking statements after the date of this press release to conform these statements to actual results. The forward-looking statements involve a number of significant risks and uncertainties. Factors that could have a material adverse effect on the Company’s operations and future prospects are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and subsequent reports filed from time to time with the U.S. Securities and Exchange Commission, including the sections entitled “Risk Factors” contained therein. The factors set forth in the Risk Factors section and otherwise described in the Company’s filings with SEC could cause the Company’s actual results to differ significantly from those contained in any forward-looking statement contained in this press release. The Company does not guarantee that the assumptions underlying such forward-looking statements are free from errors. Unless otherwise stated, historical financial information and per share and other data are as of March 31, 2018.

Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s business, financial condition, liquidity, cash flows and results could differ materially from those expressed in any forward-looking statement. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Use caution in relying on past forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends.

City Office REIT, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except par value and share data)

	March 31,	December 31,
	2018	2017
Assets
Real estate properties
Land	$188,110	$188,110
Building and improvement	537,131	534,473
Tenant improvement	56,142	53,427
Furniture, fixtures and equipment	291	291

	781,674	776,301
Accumulated depreciation	(53,772)	(48,234)

	727,902	728,067

Cash and cash equivalents	18,509	12,301
Restricted cash	20,384	22,713
Rents receivable, net	20,936	20,087
Deferred leasing costs, net	8,653	7,793
Acquired lease intangible assets, net	59,500	65,088
Prepaid expenses and other assets	4,151	2,013
Assets held for sale	—	38,427

Total Assets	$860,035	$896,489

Liabilities and Equity
Liabilities:
Debt	$421,789	$489,509
Accounts payable and accrued liabilities	15,451	17,605
Deferred rent	3,792	4,223
Tenant rent deposits	3,742	3,523
Acquired lease intangible liabilities, net	7,975	8,649
Dividend distributions payable	10,346	10,318
Liabilities related to assets held for sale	—	2,830

Total Liabilities	463,095	536,657

Commitments and Contingencies
Equity:
6.625% Series A Preferred stock, $0.01 par value per share, 5,600,000 shares authorized, 4,480,000 issued and outstanding	112,000	112,000
Common stock, $0.01 par value, 100,000,000 shares authorized, 36,132,145 and 36,012,086 shares issued and outstanding	361	360
Additional paid-in capital	334,597	334,241
Accumulated deficit	(50,332)	(86,977)

Total Stockholders’ Equity	396,626	359,624
Non-controlling interests in properties	314	208

Total Equity	396,940	359,832

Total Liabilities and Equity	$860,035	$896,489

City Office REIT, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2018	2017
Revenues:
Rental income	$27,014	$22,314
Expense reimbursement	3,545	2,294
Other	975	791

Total Revenues	31,534	25,399

Operating Expenses:
Property operating expenses	11,625	9,612
General and administrative	1,978	2,193
Depreciation and amortization	11,893	10,498

Total Operating Expenses	25,496	22,303

Operating income	6,038	3,096
Interest Expense:
Contractual interest expense	(5,188)	(4,072)
Amortization of deferred financing costs	(632)	(323)

	(5,820)	(4,395)
Net gain on sale of real estate property	46,980	—

Net income/(loss)	47,198	(1,299)
Less:
Net income attributable to non-controlling interests in properties	(135)	(168)

Net income/(loss) attributable to the Company	47,063	(1,467)
Preferred stock distributions	(1,855)	(1,846)

Net income/(loss) attributable to common stockholders	$45,208	$(3,313)

Net income/(loss) per common share:
Basic	$1.25	$(0.11)

Diluted	$1.24	$(0.11)

Weighted average common shares outstanding:
Basic	36,073	29,511

Diluted	36,432	29,511

Dividend distributions declared per common share	$0.235	$0.235

City Office REIT, Inc.

Reconciliation of Net Operating Income and Adjusted Cash NOI to Net Income

(Unaudited)

(In thousands)

Three Months Ended
March 31, 2018
Net income	$47,198
Adjustments to net income:
General and administrative	1,978
Contractual interest expense	5,188
Amortization of deferred financing costs	632
Depreciation and amortization	11,893
Net gain on sale of real estate property	(46,980)

Net Operating Income (“NOI”)	$19,909
Net recurring straight line rent adjustment	(763)
Net amortization of above and below market leases	(202)

Portfolio Adjusted Cash NOI	$18,944
NCI in properties - share in cash NOI	(395)

Adjusted Cash NOI (CIO share)	$18,549

City Office REIT, Inc.

Reconciliation of Net Income to FFO, Core FFO and AFFO

(Unaudited)

(In thousands, except per share data)

Three Months Ended
March 31, 2018
Net income attributable to common stockholders	$45,208
(+) Depreciation and amortization	11,893
(-) Net gain on sale of real estate property	(46,980)

$10,121
Non-controlling interests in properties:
(+) Share of net income	135
(-) Share of FFO	(302)

FFO attributable to common stockholders	$9,954

(+) Stock based compensation	350

Core FFO attributable to common stockholders	$10,304

(+) Net recurring straight line rent adjustment	(763)
(+) Net amortization of above and below market leases	(202)
(+) Net amortization of deferred financing costs	626
(-) Net recurring tenant improvement and incentives	(1,509)
(-) Net recurring leasing commissions	(760)
(-) Net recurring capital expenditures	(985)

AFFO attributable to common stockholders	$6,711

Core FFO per common share	$0.28

AFFO per common share	$0.18

Dividends per common share	$0.235
Core FFO Payout Ratio	83%
AFFO Payout Ratio	128%
Weighted average common shares outstanding	36,432

City Office REIT, Inc.

Reconciliation of Same Store Cash NOI to Total Revenues

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2018	2017
Total revenues	$31,534	$25,399
Property operating expenses	11,625	9,612

Net operating income (“NOI”)	19,909	15,787
Less: NOI of properties not included in same store	(8,482)	(4,206)

Same store net operating income	11,427	11,581
Less:
Termination fee income	(88)	—
Straight line rent adjustment	(464)	(576)
Above and below market leases	10	16
NCI in properties - cash NOI	(321)	(305)

Same store cash NOI	10,564	10,716

Contact

City Office REIT, Inc.

Anthony Maretic, CFO

+1-604-806-3366

investorrelations@cityofficereit.com